InspireMD Announces Proposed

Public Offering of Common Stock

TEL AVIV, Israel, Sept. 25, 2012 -- InspireMD, Inc. (OTCBB: NSPR) (the "Company" or "InspireMD"), announced today that it filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (SEC) relating to a proposed $40 million underwritten public offering of shares of its common stock, subject to market and other conditions. InspireMD also intends to grant to the underwriters a 30-day option to purchase up to an aggregate of 15 percent additional shares of common stock to cover over-allotments, if any.

InspireMD intends to use the proceeds from the offering to support the worldwide commercialization of MGuardTM in acute myocardial infarction, pursue FDA approval in the U.S., redeem its convertible debentures and for general corporate purposes. As part of the offering, the Company has applied to list its shares of common stock on the Nasdaq Capital Market.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Cowen and Company, LLC is sole book runner and JMP Securities is acting as co-lead manager. This offering shall be made only by means of a preliminary prospectus. Once available, a preliminary prospectus may be obtained from Cowen and Company, LLC (c/o Broadridge Financial Services) at 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful or not permitted prior to registration or qualification under the securities laws of any such state or jurisdiction.

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is listed on the OTC BB under the ticker symbol "NSPR".

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Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the possibility that the public offering will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors, (ii) market acceptance of our existing and new products, (iii) negative clinical trial results or lengthy product delays in key markets, (iv) an inability to secure regulatory approvals for the sale of our products, (v) intense competition in the medical device industry from much larger, multi-national companies, (vi) product liability claims, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, its Transition Report on Form 10-K/T and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For additional information:

InspireMD Desk at:

Redington, Inc.

212 926-1733

203 222-7399

inspiremd@redingtoninc.com

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